SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

Filed by the registrant	☒
Filed by a party other than the registrant	☐

Check the appropriate box:

☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement.
☒	Definitive additional materials.
☐	Soliciting material under rule 14a-12

Hansberger International Series

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 2010

Our records show that as of May 12, 2010 we have not received your proxy vote. We want you to know that your vote matters!

Dear Shareholder:

We recently sent you a package containing a proxy statement. The mailing provided detailed information regarding a special meeting of shareholders of Hansberger International Series, Natixis Funds and Loomis Sayles Funds (“the Funds”) that has been scheduled for Thursday, May 27, 2010. Each fund family is served by a common Board of Trustees. The purpose of the special meeting is for shareholders to elect four members to this Board. These four members are currently serving as Trustees as a result of their previous appointment by the Board, but have not yet been elected by shareholders.

In addition, Management is recommending that several of the fundamental investment policies for the Hansberger International Series Funds be updated to better align them with existing laws and other fundamental policies of the Funds. These changes are not being proposed because of any anticipated changes in the Funds’ investment strategies, but rather to clarify certain restrictions and to delete others that are unnecessarily constraining and not legally required.

Voting early ensures that your instructions are received prior to the meeting date.

Your vote is needed prior to the shareholder meeting, which is scheduled for May 27, 2010 at 2:00 p.m. For the reasons set forth in the proxy materials, the Funds’ Board of Trustees unanimously recommends that you vote in favor of both proposals. If your vote and this letter have crossed in the mail, we thank you for your response.

There are three convenient methods for voting your shares:

•	Vote by phone. Call the toll-free number listed on the enclosed proxy card. Have your proxy card in hand in order to follow the recorded instructions.
•	Vote online. Log onto the Web address listed on the enclosed proxy card. Have your proxy card in hand in order to follow the instructions given on the website.
•	Vote by mail. Sign, date and mail the enclosed proxy card in the postage-prepaid return envelope provided.

Thank you for your cooperation in voting these important proposals.

Sincerely,

David L. Giunta

President, Hansberger International Series

182376

M-HNSH05-0510

Natixis Distributors, L.P. (fund distributor), Loomis, Sayles & Company, L.P. and Hansberger Global Investors are affiliated.

Natixis Distributors, L.P. 399 Boylston St. Boston, MA 02116